UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2023
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco (Bank) on November 17, 2023, to add information about the Committees of the Bank’s Board of Directors (Board) on which Directors Laura Archuleta, Ana E. Fonseca, Matthew Hendricksen, and Silvio Tavares will serve in 2024.

The Board has appointed Ms. Archuleta, Ms. Fonseca, Mr. Hendricksen, and Mr. Tavares to the Board’s Committees as follows:

Laura Archuleta - Member of the Affordable Housing and Community Investment, Audit, Diversity, Equity, and Inclusion, Governance, Member Services, and Public Affairs Committees

Ana E. Fonseca - Vice Chair of the Diversity, Equity, and Inclusion, Member Services, and Risk Committees, and Member of the Governance, Compensation and Human Resources, and Technology and Operations Committees

Matthew Hendricksen - Chair of the Compensation and Human Resources Committee, Vice Chair of the Succession Planning Committee; Member of the Affordable Housing and Community Investment, Capital Planning Oversight, Diversity, Equity, and Inclusion, and Public Affairs Committees

Silvio Tavares - Member of the Audit, Compensation and Human Resources, Diversity, Equity and Inclusion, Governance, Risk, and Technology and Operations Committees

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 19, 2024	By:	/s/ Teresa Bryce Bazemore
Teresa Bryce Bazemore President and Chief Executive Officer